EXHIBIT 1(e)(1)

                                 TERMS AGREEMENT



Edward D. Jones & Co.
12555 Manchester Road
St. Louis, Missouri 63131-3729

                                                                 July 31, 1996

Ladies and Gentlemen:

                  Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated July 31, 1996 (the "Distribution Agreement"), to issue and sell to you (the "Agent") the Securities specified in Schedule I hereto (the "Designated Securities"). The Distribution Agreement incorporates by reference certain provisions of the Underwriting Agreement, dated June 23, 1994 filed as Exhibit 1(a) to the Company's Current Report on Form 8-K dated July 1, 1994 and filed with the Commission July 5, 1994 (the "Underwriting Agreement"). Each of the provisions of the Distribution Agreement is incorporated herein by reference in its entirety, including such provisions of the Underwriting Agreement, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth or incorporated therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement (as incorporated into the Distribution Agreement) which refers to the Prospectus (as defined in the Underwriting Agreement) shall be deemed to be a representation or warranty as of the date of the Distribution Agreement in relation to the Prospectus (as in defined in the Underwriting Agreement), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Terms Agreement. Each reference to the Representatives in the Distribution Agreement, including the provisions of the Underwriting Agreement so incorporated by reference therein, and herein shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined.

                  An pricing supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the Agent agrees to purchase from the Company, at the time and place and at the


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purchase price to the Agent set forth in Schedule I hereto, the principal amount of Designated Securities set forth in Schedule I.

                  If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon acceptance hereof by you, on behalf of the Agent, this letter and such acceptance hereof, including the provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

                                               Very truly yours,

                                               PROTECTIVE LIFE CORPORATION




                                             By: _____________________________
                                                Name:
                                                Title:


Accepted as of the date hereof:

EDWARD D. JONES & CO.



By: _____________________________
         Name:
         Title:

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                                                    SCHEDULE I


TITLE OF DESIGNATED SECURITIES:

         7.45% Medium-Term Notes, due August 1, 2011

AGGREGATE PRINCIPAL AMOUNT:

         $10,000,000.00

PRICE TO PUBLIC:

         At varying prices related to prevailing market prices at the time of resale

PURCHASE PRICE BY AGENT:

         97.5% of the principal amount of the Designated Securities

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately Available Funds

INDENTURE:

         Senior Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 2, to be dated as of August 1, 1996 between the Company and The Bank of New York

MATURITY:

         August 1, 2011

INTEREST RATE:

         7.45% per annum, payable semi-annually

INTEREST PAYMENT DATES:

         February 1 and August 1 of each year
         commencing February 1, 1997



SL01 341223.3
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RECORD DATES:

         January 15 and July 15 of each year

CALCULATION OF INTEREST:

         Interest will be calculated on the basis of a 360-day year of twelve 30-day months and, for any period that is shorter than a full calendar month, on the basis of the actual number of days elapsed in such month.

REDEMPTION PROVISIONS:

         Limited right of redemption at the option of the holder, described in Supplemental Indenture No. 2


SINKING FUND PROVISIONS:

         No sinking fund provisions

DEFEASANCE PROVISIONS:

         Sections 4.4 and 4.5 of the Indenture shall apply to the Designated Securities as and to the extent specified in Supplemental Indenture No. 2

TIME OF DELIVERY:

         9:00 a.m., August 6, 1996 (St. Louis time)

CLOSING LOCATION:

         Bryan Cave LLP
         One Metropolitan Square, Suite 3600
         St. Louis, Missouri 63102

NAME AND ADDRESS OF AGENT:

         Edward D. Jones & Co.
         12555 Manchester Road
         St. Louis, Missouri 63131-3729

OTHER TERMS:

         Not applicable


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